Exhibit 4.15

AMENDMENT NO. 12

TO

WINDSTREAM 401(k) PLAN

WHEREAS, Windstream Corporation (the “Company”) maintains the Windstream 401(k) Plan, established as of July 1, 2006, and as subsequently amended (the “Plan”); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan in the respects hereinafter set forth:

1. Effective as of April 1, 2010, a new Section 20.06 is added to the Plan to provide as follows:

20.06	Merger of the D&E Communications, Inc. Employees’ 401(k) Savings Plan

(a)	Merger. Effective as of April 1, 2010, the D&E Communications, Inc. Employees’ 401(k) Savings Plan (the “D&E 401(k) Plan”) shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the D&E 401(k) Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and Trust. On and after April 1, 2010, the general provisions of the Plan shall govern with respect to the interests under the D&E 401(k) Plan of all persons except (i) as otherwise expressly provided in this Section 20.06 and (ii) to the extent the general provisions of the Plan are inconsistent with any provisions of the D&E 401(k) Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the D&E 401(k) Plan as in effect on April 1, 2010 shall be available under the Plan with respect to the Participant’s Separate Account attributable to the D&E 401(k) Plan (and, as applicable, attributable to a particular sub-account under the D&E 401(k) Plan):

(1)	On or after a Participant’s Settlement Date, single sum payment.

(2)	Installment form of payment, but only for participants (or beneficiaries) who have commenced installments prior to June 27, 2003.

(3)	Life annuity: qualified joint and 50%-100% survivor annuity, but only for participants (or beneficiaries) who have commenced payment prior to June 27, 2003.

(4)	Optional annuity payment (10 year certain and life annuity), but only for participants (or beneficiaries) who have commenced payment prior to June 27, 2003.

(5)	In-service withdrawal of account balance upon attainment of age 59- 1/2.

(6)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(7)	In-service hardship withdrawals of account balance attributable to deferral contributions (excluding any earnings on deferral contributions accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989).

(8)	In-service withdrawals of matching employer contributions in the Telebeam, Inc. 401(k) Plan available after 24 months.

(9)	In-service withdrawal of frozen employee after-tax contributions.

(b)	Accounts. As of April 1, 2010, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of April 1, 2010 was a participant or beneficiary with an interest under the D&E 401(k) Plan (and for whom a Separate Account had not already been established). As of the date the assets of the trust fund of the D&E 401(k) Plan are received by the Trustee and deposited in the Trust Fund, there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person’s prior separate account or sub-account of the corresponding type under the D&E 401(k) Plan as certified to the Plan Administrator by the plan administrator of the D&E 401(k) Plan.

(c)	Forfeitures. If a person who was a participant under the D&E 401(k) Plan (i) incurred a forfeiture under the D&E 401(k) Plan prior to April 1, 2010 (and such forfeiture has not been restored), (ii) resumes employment as an Employee under the Plan, and (iii) would have had the forfeiture restored under the D&E 401(k) Plan as in effect on April 1, 2010, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the D&E 401(k) Plan as in effect on April 1, 2010.

(d)	Beneficiary Designations. Effective as of April 1, 2010, each beneficiary designation under the D&E 401(k) Plan shall be void and have no further effect. Article XVII of the Plan shall apply to determine the beneficiary with respect to the Separate Accounts or Sub-Accounts established under Section 20.06(b) of the Plan (or previously established under the Plan).

2. Effective as of April 1, 2010, a new Section 20.07 is added to the Plan to provide as follows:

20.07	Merger of the Conestoga Telephone & Telegraph Local 1671 Tax Deferred Retirement Plan

(a)

Merger. Effective as of April 1, 2010, the Conestoga Telephone & Telegraph Local 1671 Tax Deferred Retirement Plan (the “Conestoga 401(k) Plan”) shall be merged into and made a part of the Plan, and the trust fund maintained in connection with the Conestoga 401(k) Plan shall be added to the assets of the Trust Fund to be disposed of under the terms, conditions, and provisions of the Plan and Trust. On and after April 1, 2010, the general provisions of the Plan shall govern with respect to the interests under the Conestoga 401(k) Plan of all persons except (i) as otherwise expressly provided in this Section 20.07 and (ii) to the extent the general provisions of the Plan are inconsistent with any provisions of the Conestoga 401(k) Plan that may not be eliminated under Section 411(d)(6) of the Code (and the regulations thereunder).

For purposes of clarity, the following forms of payment and in-service withdrawal provisions that were available under the Conestoga 401(k) Plan as in effect on April 1, 2010 shall be available under the Plan with respect to the Participant’s Separate Account attributable to the Conestoga 401(k) Plan (and, as applicable, attributable to a particular sub-account under the Conestoga 401(k) Plan):

(1)	On or after a Participant’s Settlement Date, single sum payment.

(2)	Installment form of payments (periodic payments), but only for participants (or beneficiaries) who have commenced periodic payments prior to March 8, 2010.

(3)	Annuities, but only for participants (or beneficiaries) who have commenced payment prior to March 8, 2010.

(4)	In-service withdrawals of account balance upon attainment of age 59- 1/2.

(5)	In-service hardship withdrawals of account balance attributable to deferral contributions (excluding any earnings on deferral contributions accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989).

(6)	In-service withdrawals of amounts attributable to rollover contributions at any time.

(7)	In-service withdrawals of account balance attributable to employer match contributions at any time.

(b)	Accounts. As of April 1, 2010, Separate Accounts shall be established in accordance with the provisions of Section 11.07 in the name of each person who as of April 1, 2010 was a participant or beneficiary with an interest under the Conestoga 401(k) Plan (and for whom a Separate Account had not already been established). As of the date the assets of the trust fund of the Conestoga 401(k) Plan are received by the Trustee and deposited in the Trust Fund, there shall be credited to each such Separate Account or Sub-Account, as applicable, the value of such person’s prior separate account or sub-account of the corresponding type under the Conestoga 401(k) Plan as certified to the Plan Administrator by the plan administrator of the Conestoga 401(k) Plan.

(c)	Forfeitures. If a person who was a participant under the Conestoga 401(k) Plan (i) incurred a forfeiture under the Conestoga 401(k) Plan prior to April 1, 2010 (and such forfeiture has not been restored), (ii) resumes employment as an Employee under the Plan, and (iii) would have had the forfeiture restored under the Conestoga 401(k) Plan as in effect on April 1, 2010, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Conestoga 401(k) Plan as in effect on April 1, 2010.

(d)	Beneficiary Designations. Effective as of April 1, 2010, each beneficiary designation under the Conestoga 401(k) Plan shall be void and have no further effect. Article XVII of the Plan shall apply to determine the beneficiary with respect to the Separate Accounts or Sub-Accounts established under Section 20.07(b) of the Plan (or previously established under the Plan).

IN WITNESS WHEREOF, the Company, by its duly authorized representative, has caused this Amendment No. 12 to the Windstream 401(k) Plan to be executed on this 18th day of March, 2010.

WINDSTREAM CORPORATION

By:	/s/ Robert R. Boyd
Title:	Member of the Benefits Committee